FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE YEAR AND
FOURTH QUARTER ENDED DECEMBER 31, 2018

Fort Lauderdale, FL, February 27, 2019. SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced:

•
For the year ended December 31, 2018, net income from continuing operations was $58.1 million ($3.04 per diluted share) including a net gain of $42.6 million ($2.18 per diluted share) related to the sale of the Company’s interest in Hawker Pacific Airservices. This compares with $82.8 million ($4.24 per diluted share) for the year ended December 31, 2017.

•	For the year ended December 31, 2018, operating income before depreciation and amortization (“OIBDA”)[1] was $160.6 million, compared with $125.5 million for the year ended December 31, 2017.

•	For the year ended December 31, 2018, OIBDA[1] excluding the share attributable to noncontrolling interests was $119.8 million compared with $83.7 million for the year ended December 31, 2017.

•
For the fourth quarter, net loss from continuing operations was $4.7 million ($0.26 per diluted share) compared with net income of $17.1 million ($0.88 per diluted share) in the preceding quarter and $73.3 million ($3.37 per diluted share) in the fourth quarter of 2017.

•	For the fourth quarter, OIBDA[1] was $42.8 million compared with $52.7 million in the preceding quarter and $43.4 million in the fourth quarter of 2017.

•
For the fourth quarter, OIBDA[1] excluding the share attributable to noncontrolling interests was $29.8 million compared with $38.6 million in the preceding quarter and $31.8 million in the fourth quarter of 2017.

Charles Fabrikant, Executive Chairman and Chief Executive Officer, commented:
“I am very pleased with our results for the year 2018. Even putting aside the benefit of a one off event such as the sale of Hawker Pacific, results were considerably better this year than 2017, although that is not apparent from headline GAAP numbers. Our Inland Services and Witt O’Brien’s businesses performed notably better in 2018. In the case of Inland Services, it enjoyed improved results in the current quarter compared with the preceding quarter and the fourth quarter of 2017. Witt O’Brien’s results in the current year quarter were more than 50% higher than the fourth quarter of 2017 and essentially comparable with results in the preceding quarter. Unfortunately our Ocean Transportation and Logistics Group’s results were hobbled in the current quarter by extensive out of service days and significant costs associated with two major regulatory dockings.
There are a host of factors that have impacted our results in 2017 and 2018, which are of a non-recurring nature. These factors are outliers, unlike gains on the sale of equipment, regulatory docking of assets, or movement in exchange rates, which are routine operating variables. We have included two tables; the first provides a summary of impacts for all of 2018 and 2017 and the second a summary of impacts showing sequential quarters and also the fourth quarter in 2017. In judging our operating performance I believe these items should be noted in order to have meaningful comparisons of period results. In the aggregate, for 2018, these outliers contributed losses per basic share of $0.44 compared with their positive contribution to earnings of $4.51 per basic share in 2017.”

The following table lists the impacts to net income for the periods indicated (in thousands):

	Years Ended December 31,
	2018	2017
Impacts to Net Income (net of tax, except tax benefit):
Acceleration of non-cash deferred gains(1)	$11,040	$—
Debt extinguishment losses(2)	(9,185)	(532)
Marketable security losses on Dorian LPG Ltd.	(9,818)	(794)
Derivative gains on SMHI Spin-off	—	12,634
Benefit from changes in the U.S. income tax code	—	66,946
______________________

(1)
Acceleration of non-cash deferred gains following a change in the lease term for one U.S.-flag petroleum carrier (included in gains on asset dispositions and impairments, net and operating costs and expenses). The pre-tax and OIBDA impact of this acceleration was $14.0 million.

(2)	Primarily relates to the early redemption of the Company’s 7.375% Senior Notes.
The following table lists the impacts to net income for the periods indicated (in thousands):

	For the three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
Impacts to Net Income (net of tax, except tax benefit)
Acceleration of non-cash deferred gains(1)	$5,520	$5,520	$—
Debt extinguishment losses(2)	(4,753)	(126)	(471)
Marketable security gains (losses) on Dorian LPG Ltd.	(8,791)	1,356	7,498
Benefit from changes in the U.S. income tax code	—	—	66,946
______________________

(1)
Acceleration of non-cash deferred gains following a change in the lease term for one U.S.-flag petroleum carrier (included in gains on asset dispositions and impairments, net and operating costs and expenses). The pre-tax and OIBDA impact of this acceleration was $7.0 million in both periods.

(2)	For the current quarter, primarily relates to the early redemption of the Company’s 7.375% Senior Notes.
Continuing Operation Discussion
Ocean Transportation & Logistics Services - Operating income was $17.8 million ($10.8 million excluding the impact of the acceleration of deferred gains) in the current year quarter compared with $30.3 million ($23.3 million excluding the impact of the acceleration of deferred gains) in the preceding quarter and $26.1 million in the fourth quarter of 2017. OIBDA1 excluding the share attributable to noncontrolling interests in SEA-Vista was $15.6 million in the current year quarter compared with $27.6 million in the preceding quarter and $27.8 million in the fourth quarter of 2017.
Operating results in the current year quarter were impacted by $6.7 million of regulatory dry-docking costs and 147 days of out-of-service time for one U.S.-flag bulk carrier and one PCTC (Pure Car/Truck Carrier). This compares with $1.9 million and $0.4 million of regulatory dry-docking costs in the preceding quarter and fourth quarter of 2017, respectively. There was no out-of-service time in either of those periods.
Revenues for the Company’s Jones Act tanker business joint venture (SEA-Vista) have generally been stable, anchored by long term charters. During the third and fourth quarters of 2018 and the latter part of 2017, SEA-Vista only had one vessel in the spot market.
Equity in earnings of 50% or less owned companies were break even in the current quarter compared with equity earnings of $2.1 million in the preceding quarter and equity losses of $0.5 million in the fourth quarter of 2017.
Inland Transportation & Logistics Services - Operating income was $8.3 million in the current year quarter compared with $4.3 million in the preceding quarter and $5.9 million in the fourth quarter of 2017. OIBDA1 was $13.8 million in the current year quarter compared with $10.5 million in the preceding quarter and $12.4 million in the fourth quarter of 2017.
Operating results are typically dominated by barge pool earnings. The fourth quarter and first calendar quarter of each year usually reflect a surge in demand to move grain that follows the fall grain harvest. Notwithstanding the reduced export of soybeans in 2018 - due to the trade dispute with China - pool results in the current year quarter and the fourth quarter of 2017 were similar.

Results from 50% or less owned companies were $2.6 million of losses in the current year quarter compared with $1.2 million of losses in the preceding quarter and $0.3 million of losses in the fourth quarter of 2017. The primary contributor to equity losses in each period was SCFCo,which operates barges in the Parana-Paraguay River in South America.
Foreign currency losses of $2.2 million in the current year quarter are primarily due to unfavorable movements in the exchange rates of the Colombian peso in relation to the U.S. dollar.
Witt O’Brien’s - Operating income was $5.9 million in the current year quarter compared with $6.1 million in the preceding quarter and $3.9 million in the fourth quarter of 2017. The Company continues to support the recovery efforts in the U.S. Virgin Islands.
Corporate - Corporate administrative and general expenses were $5.8 million in the current year quarter compared with $5.7 million in the preceding quarter and $12.4 million in the fourth quarter of 2017. The fourth quarter of 2017 was impacted by the acceleration of share award vesting in advance of changes in the U.S. federal income tax code.
Capital Commitments - The Company’s capital commitments as of December 31, 2018 were $30.2 million.
Liquidity and Debt - As of December 31, 2018, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, marketable securities and construction reserve funds totaled $181.4 million. Total outstanding debt was $354.6 million including $88.0 million of SEA-Vista debt that is non-recourse to the Company. SEA-Vista is a consolidated venture and had $94.0 million of borrowing capacity under its credit facility as of December 31, 2018.
During the fourth quarter, the Company repurchased $4.6 million in principal amount of its 3.0% Convertible Senior Notes for $4.4 million and redeemed the remaining principal balance of $147.4 million of its 7.375% Senior Notes for $153.0 million including a make whole payment of $5.6 million. These transactions resulted in debt extinguishment losses of $6.0 million.
Adoption of Revenue Recognition Accounting Standard - On January 1, 2018, the Company adopted Financial Accounting Standard Board Topic 606, Revenue from Contracts with Customers (“Topic 606”). As a consequence of adopting Topic 606, the Company now recognizes all of the operating revenues and expenses associated with the barge pools it manages along with additional operating expenses reflective of barge pool earnings attributable to third party barge owners and not the Company in its capacity as manager. Previously, the Company recognized operating revenues and expenses only for its proportionate share of the barge pools in which it participated. All prior period results have been adjusted to reflect the retrospective adoption of Topic 606. The adoption of Topic 606 had no impact on previously reported operating income, segment profit, net income or earnings per share.

1	See disclosure related to Non-GAAP measures in the statements of income (loss) and segment information tables herein.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Investor Relations at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Operating Revenues	$213,838	$209,352	$835,750	$650,847
Costs and Expenses:
Operating	150,374	132,562	591,848	433,837
Administrative and general	26,718	34,157	102,907	103,106
Depreciation and amortization	17,510	20,369	74,579	75,058
	194,602	187,088	769,334	612,001
Gains on Asset Dispositions and Impairments, Net	6,014	719	19,583	11,637
Operating Income	25,250	22,983	85,999	50,483
Other Income (Expense):
Interest income	2,245	1,896	8,730	8,547
Interest expense	(6,181)	(10,429)	(31,683)	(41,530)
Debt extinguishment losses, net	(6,017)	(725)	(11,626)	(819)
Marketable security gains (losses), net	(11,128)	11,534	(12,431)	(1,782)
Derivative gains, net	—	—	—	19,727
Foreign currency gains (losses), net	(2,280)	(575)	(2,264)	323
Other, net	13	188	54,964	256
	(23,348)	1,889	5,690	(15,278)
Income from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	1,902	24,872	91,689	35,205
Income Tax Expense (Benefit)	(4,519)	(54,626)	8,415	(67,189)
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	6,421	79,498	83,274	102,394
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,987)	23	(72)	2,952
Net Income from Continuing Operations	4,434	79,521	83,202	105,346
Loss from Discontinued Operations, Net of Tax	—	(487)	—	(23,637)
Net Income	4,434	79,034	83,202	81,709
Net Income attributable to Noncontrolling Interests in Subsidiaries	9,120	6,227	25,054	20,066
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(4,686)	$72,807	$58,148	$61,643
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.26)	$4.15	$3.22	$4.77
Discontinued operations	—	(0.03)	—	(1.22)
	$(0.26)	$4.12	$3.22	$3.55
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.26)	$3.37	$3.04	$4.24
Discontinued operations	—	(0.02)	—	(0.93)
	$(0.26)	$3.35	$3.04	$3.31
Weighted Average Common Shares Outstanding:
Basic	18,165,361	17,673,547	18,080,778	17,368,081
Diluted	18,165,361	22,711,085	19,575,689	22,934,158

OIBDA(1)	$42,760	$43,352	$160,578	$125,541
OIBDA attributable to noncontrolling interests(1)	$12,938	$11,589	$40,825	$41,797
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
					As Adjusted
Operating Revenues	$213,838	$220,257	$216,831	$184,824	$209,352
Costs and Expenses:
Operating	150,374	147,529	162,168	131,777	132,562
Administrative and general	26,718	26,083	24,311	25,795	34,157
Depreciation and amortization	17,510	18,616	18,844	19,609	20,369
	194,602	192,228	205,323	177,181	187,088
Gains on Asset Dispositions	6,014	6,018	506	7,045	719
Operating Income	25,250	34,047	12,014	14,688	22,983
Other Income (Expense):
Interest income	2,245	2,450	2,179	1,856	1,896
Interest expense	(6,181)	(8,335)	(8,604)	(8,563)	(10,429)
Debt extinguishment losses, net	(6,017)	(160)	(5,407)	(42)	(725)
Marketable security gains (losses), net	(11,128)	1,713	782	(3,798)	11,534
Foreign currency gains (losses), net	(2,280)	(328)	(1,346)	1,690	(575)
Other, net	13	357	54,311	283	188
	(23,348)	(4,303)	41,915	(8,574)	1,889
Income from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	1,902	29,744	53,929	6,114	24,872
Income Tax Expense (Benefit)	(4,519)	3,362	9,853	(281)	(54,626)
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	6,421	26,382	44,076	6,395	79,498
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,987)	821	1,931	(837)	23
Net Income from Continuing Operations	4,434	27,203	46,007	5,558	79,521
Loss from Discontinued Operations, Net of Tax	—	—	—	—	(487)
Net Income	4,434	27,203	46,007	5,558	79,034
Net Income attributable to Noncontrolling Interests in Subsidiaries	9,120	10,136	881	4,917	6,227
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(4,686)	$17,067	$45,126	$641	$72,807
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.26)	$0.94	$2.50	$0.04	$4.15
Discontinued operations	—	—	—	—	(0.03)
	$(0.26)	$0.94	$2.50	$0.04	$4.12
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$(0.26)	$0.88	$2.14	$0.04	$3.37
Discontinued operations	—	—	—	—	(0.02)
	$(0.26)	$0.88	$2.14	$0.04	$3.35
Weighted Average Common Shares of Outstanding:
Basic	18,165	18,108	18,077	17,970	17,674
Diluted	18,165	21,193	22,588	18,179	22,711
Common Shares Outstanding at Period End	18,330	18,243	18,224	18,165	17,940

OIBDA(1)	$42,760	$52,663	$30,858	$34,297	$43,352
OIBDA attributable to noncontrolling interests(1)	$12,938	$14,033	$4,880	$8,973	$11,589
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Ocean Transportation & Logistics Services
Operating Revenues	$97,366	$109,939	$105,155	$102,384	$109,434
Costs and Expenses:
Operating	64,234	64,683	75,044	65,333	58,215
Administrative and general	10,132	9,170	10,328	10,549	11,820
Depreciation and amortization	10,707	11,298	11,620	12,645	13,281
	85,073	85,151	96,992	88,527	83,316
Gains on Asset Dispositions	5,496	5,505	3	1,883	19
Operating Income	17,789	30,293	8,166	15,740	26,137
Other Income (Expense):
Foreign currency losses, net	(17)	(24)	(76)	(51)	(138)
Other, net	(15)	(96)	398	283	209
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(23)	2,073	1,267	315	(486)
Segment Profit(1)	$17,734	$32,246	$9,755	$16,287	$25,722

OIBDA(2)	$28,496	$41,591	$19,786	$28,385	$39,418
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$6,430	$399	$5,291	$1,988	$(34)
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	147	—	47	47	—
Dry-docking expenditures for all other equipment	$269	$1,489	$2,139	$178	$466

Inland Transportation & Logistics Services					As Adjusted
Operating Revenues	$77,513	$78,845	$73,409	$55,921	$74,412
Costs and Expenses:
Operating	60,801	65,667	62,361	48,181	57,858
Administrative and general	3,381	3,230	3,216	3,312	4,900
Depreciation and amortization	5,490	6,197	6,243	6,234	6,448
	69,672	75,094	71,820	57,727	69,206
Gains on Asset Dispositions	481	513	503	5,162	700
Operating Income	8,322	4,264	2,092	3,356	5,906
Other Income (Expense):
Foreign currency gains (losses), net	(2,240)	(282)	(1,183)	1,703	(458)
Other, net	37	—	14	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,571)	(1,245)	584	(2,454)	(314)
Segment Profit(1)	$3,548	$2,737	$1,507	$2,605	$5,134

OIBDA(2)	$13,812	$10,461	$8,335	$9,590	$12,354

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Witt O’Brien’s
Operating Revenues	$37,702	$30,267	$37,308	$26,432	$25,406
Costs and Expenses:
Operating	24,258	16,240	24,399	18,306	16,534
Administrative and general	6,876	7,389	5,140	5,367	4,797
Depreciation and amortization	660	492	491	301	206
	31,794	24,121	30,030	23,974	21,537
Operating Income	5,908	6,146	7,278	2,458	3,869
Other Income (Expense):
Foreign currency gains (losses), net	(1)	(12)	(17)	2	(12)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	113	(13)	(32)	135	(63)
Segment Profit(1)	$6,020	$6,121	$7,229	$2,595	$3,794

OIBDA(2)	$6,568	$6,638	$7,769	$2,759	$4,075

Other
Operating Revenues	$1,290	$1,214	$969	$116	$116
Costs and Expenses:
Operating	1,106	957	392	—	—
Administrative and general	551	606	498	186	272
Depreciation and amortization	237	202	62	—	—
	1,894	1,765	952	186	272
Gains on Asset Dispositions	37	—	—	—	—
Operating Income (Loss)	(567)	(551)	17	(70)	(156)
Other Income (Expense):
Foreign currency gains (losses), net	(4)	—	1	—	18
Other, net	(105)	452	53,902	—	(1)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	494	6	112	1,167	886
Segment Profit (Loss)(1)	$(182)	$(93)	$54,032	$1,097	$747

Corporate and Eliminations
Operating Revenues	$(33)	$(8)	$(10)	$(29)	$(16)
Costs and Expenses:
Operating	(25)	(18)	(28)	(43)	(45)
Administrative and general	5,778	5,688	5,129	6,381	12,368
Depreciation and amortization	416	427	428	429	434
	6,169	6,097	5,529	6,767	12,757
Operating Loss	$(6,202)	$(6,105)	$(5,539)	$(6,796)	$(12,773)
Other Income (Expense):
Foreign currency gains (losses), net	$(18)	$(10)	$(71)	$36	$15
Other, net	96	1	(3)	—	(20)
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$144,221	$324,564	$317,389	$272,522	$239,246
Restricted cash and restricted cash equivalents	2,991	2,990	2,989	2,982	2,982
Marketable securities	30,316	41,445	39,745	38,963	42,761
Receivables:
Trade, net of allowance for doubtful accounts	171,828	151,217	142,474	111,083	110,465
Other	38,881	45,197	41,960	41,061	33,870
Inventories	4,530	5,139	4,690	3,821	4,377
Prepaid expenses and other	5,382	6,087	5,940	4,572	6,594
Total current assets	398,149	576,639	555,187	475,004	440,295
Property and Equipment:
Historical cost	1,407,329	1,403,886	1,393,514	1,370,517	1,380,469
Accumulated depreciation	(560,819)	(545,179)	(527,814)	(510,418)	(502,544)
Net property and equipment	846,510	858,707	865,700	860,099	877,925
Investments, at Equity, and Advances to 50% or Less Owned Companies	156,886	149,184	150,158	170,305	173,441
Construction Reserve Funds	3,908	5,908	16,142	36,790	51,339
Goodwill	32,708	32,767	32,774	32,807	32,761
Intangible Assets, Net	24,551	25,724	26,898	28,072	28,106
Other Assets	8,312	8,938	9,065	9,396	9,469
	$1,471,024	$1,657,867	$1,655,924	$1,612,473	$1,613,336

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$8,497	$155,737	$8,925	$77,634	$77,842
Accounts payable and accrued expenses	59,607	56,533	61,732	40,844	44,013
Other current liabilities	55,659	66,179	68,102	59,651	57,330
Total current liabilities	123,763	278,449	138,759	178,129	179,185
Long-Term Debt	346,128	372,657	530,909	495,863	501,505
Deferred Income Taxes	94,420	99,565	97,767	102,084	101,422
Deferred Gains and Other Liabilities	52,871	60,502	70,653	74,923	77,863
Total liabilities	617,182	811,173	838,088	850,999	859,975
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	390	389	389	389	387
Additional paid-in capital	1,596,642	1,593,430	1,592,375	1,576,657	1,573,013
Retained earnings	474,809	479,495	462,428	417,302	419,128
Shares held in treasury, at cost	(1,366,773)	(1,366,773)	(1,367,433)	(1,367,433)	(1,368,300)
Accumulated other comprehensive income (loss), net of tax	(914)	(444)	(385)	96	(545)
	704,154	706,097	687,374	627,011	623,683
Noncontrolling interests in subsidiaries	149,688	140,597	130,462	134,463	129,678
Total equity	853,842	846,694	817,836	761,474	753,361
	$1,471,024	$1,657,867	$1,655,924	$1,612,473	$1,613,336

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	10	10	10	10	11
Bulk carriers - U.S.-flag	2	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	24	24	24	23	23
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Logistics Services:
PCTC(1) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(2) vessels - Foreign-flag	9	9	9	9	7
RORO(2) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	73	73	73	72	71

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,372	1,372	1,378	1,378	1,413
Liquid tank barges	20	20	20	20	20
Specialty barges(3)	5	5	5	5	7
Towboats:
4,000 hp - 6,600 hp	18	18	18	18	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,200 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	18	18	18	17	15
Less than 1,100 hp	6	6	6	7	9
Logistics Services:
Dry-cargo barges	35	35	30	30	26
	1,479	1,479	1,480	1,480	1,513
______________________

(1)	Pure Car/Truck Carrier.

(2)	Roll On/Roll Off.

(3)	Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.